UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
March 26, 2009
Date of Report (Date of earliest event reported)
CNB CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation or organization)	033-00737 (Commission file number)	38-2662386 (I.R.S. Employer Identification No.)
303 North Main Street, Cheboygan MI 49721
(Address of principal executive offices, including Zip Code)
(231) 627-7111
(Registrant’s telephone number, including area code)
NO CHANGE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events
Susan A. Eno, President and Chief Executive Officer of CNB Corporation announces that at its March 26, 2009 meeting the Board of Directors of CNB Corporation voted that no dividend will be paid for the first quarter of 2009.
Factors contributing to this decision included the capital impact from the 2008 year end net loss due to the write down of investment securities previously communicated to shareholders as well as the impact of the continued provision for loan losses during 2008 by Citizens National Bank. At the same time, the country is faced with unprecedented economic challenges expected to increase the pressure on both the loan and investment portfolios of Citizens National Bank.
Going forward CNB Corporation and Citizens National Bank are focused on preserving and building capital. One component of accomplishing this goal is suspending dividends until there are signs of improvement in the capital and credit markets.
The CNB Corporation Board of Directors reassesses the dividend each quarter based on earnings performance and the economic outlook.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNB Corporation (Registrant)
/s/ Susan A. Eno
Susan A. Eno
Dated: March 28, 2009	President and Chief Executive Officer